Exhibit 99.1

FOR IMMEDIATE RELEASE	MARCH 7, 2016

SYKES ENTERPRISES, INCORPORATED

FURTHER STRENGTHENS DIGITAL PLATFORM BY ACQUIRING

CLEARLINK, A LEADER IN TECH-ENABLED DEMAND GENERATION

AND SALES CONVERSION SERVICES

Transaction complements and extends the core business and is anticipated to be accretive to non-GAAP diluted earnings per share in 2016

TAMPA, FL – March 7, 2016 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing comprehensive outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today that is has entered into an agreement to acquire Clear Link Holdings, LLC and its subsidiaries (Clearlink). Founded in 2003, U.S. based Clearlink is one of the leading inbound demand generation and sales conversion platforms serving numerous business-to-consumer (B2C) and business-to-business (B2B) clients across various industries and subsectors, including telecommunications, satellite television, home security and insurance. With its two sales conversion facilities in Utah and a headcount of approximately 1,300, Clearlink has grown at a double digit compound annual rate over the last four years, ending 2015 with a revenue base of approximately $123 million. In addition, Clearlink has a superior operating margin profile relative to the Company’s corporate average margins.

The strategic rationale for the Clearlink acquisition is compelling as it:

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 . 800 . TO . SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH114GA

Scotland

+44 (0) 131 458-6500

•       Drives differentiation and extends competitive advantage, thus enabling us to further capitalize on the trend toward vendor consolidation;

•       Expands SYKES’ suite of service offerings that can scale across the global markets, verticals and client portfolios;

•       Broadens the addressable market opportunity as it enables a greater share of the customer contact management value chain; and

•       Creates more entry points to capture new clients while extending SYKES’ executive level reach within existing clients’ organizations.

President & Chief Executive Officer Chuck Sykes commented, “The acquisition of Clearlink is an important step forward in our strategy to uniquely position SYKES to capitalize on the trends around the digital customer experience lifecycle, in particular the convergence of customer care and customer acquisition. Consumers are rapidly adopting and increasing their utilization of digital channels as a preferred method to engage with brands, whether that engagement is before, during, or after purchase. Combining Clearlink’s digital marketing, demand generation, and sales conversion model with SYKES’ post-sales customer care and support capabilities will allow us to provide the market with a unique and differentiated global customer interaction management platform that more effectively engages digital consumers at every touch point in the customer lifecycle. We have been following the evolution of the demand generation model with great interest over the past few years and have decided that it is an ideal time to move forward with this end-to-end solution given that it is a service offering that is approaching critical mass, as underscored by Clearlink’s solid reputation with a diverse Fortune 500 customer base, its growth profile and its proven leadership in the industry. We are excited to bring two complementary businesses and cultures together that share a common passion and believe that there are going to be significant benefits resulting from this acquisition even beyond what we have currently contemplated.” Under the terms of the acquisition agreement, the Company will pay a purchase price of approximately $207 million for 100% ownership of Clearlink, which is expected to be funded entirely through the Company’s credit facility. The transaction is subject to customary closing conditions and is expected to close in the second quarter. Clearlink, through its innovative practices, has developed a well-recognized brand in the industry, which it is expected to retain post acquisition. The management team will remain in place after the transaction closes and will continue to oversee the day-to-day operations of the business.

Chief Executive Officer of Clearlink, Phil Hansen, stated, “This is a major milestone for Clearlink as it validates the hard work and dedication of our employees. As we write the next chapter of our story, the opportunity for growth is equally tremendous given that we are joining forces with a global player that has a solid industry reputation, depth of resources and shared values when it comes to its employees, clients and investors. Like us, SYKES has also been a pioneer in its industry. Whether through organic or inorganic means, SYKES has continued to focus on driving the best outcomes for its clients and, like Clearlink, is committed to innovation and operational excellence. We believe that combining our differentiated service offerings with the SYKES’ platform, including its large Global 2000 client base, diverse vertical markets, comprehensive delivery model, heritage and operational expertise in customer care, will create tremendous growth and opportunity for our employees, our clients, and our investors.”

Credit Suisse Securities (USA) LLC served as a sole financial advisor to SYKES on the transaction, while Harris Williams & Co. and Petsky Prunier LLC served as co-financial advisors to Clearlink. Shumaker, Loop & Kendrick, LLP served as SYKES’ legal advisor, while Alston & Bird LLP served as Clearlink’s legal advisor.

Conference Call

The Company will conduct a conference call regarding the content of this release today, March 7, 2016, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Global 2000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat, social media and digital self-service. Utilizing its integrated onshore/offshore and virtual at-home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include order processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

About CLEARLINK

Clearlink partners with the world’s leading brands to extend their reach, drive valuable transactions, and deepen consumer insight. Clearlink has delivered millions of customers to its brand partners, including AT&T, CenturyLink, Travelers, Safeco, and DISH, among others, through its customized marketing, sales, and technology platform. Headquartered in Salt Lake City, Utah and established in 2003, Clearlink employs more than 1,300 sales, marketing, and technology professionals. To learn more, visit www.clearlink.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and CLEARLINK and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

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